                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to the incorporation by reference in the pre-effective amendment to the Registration Statement of the Warburg, Pincus Strategic Global Fixed Income Fund, Inc. on Form N-1A (File No. 333-60693) of our report dated October 17, 1997 on our audit of the financial statements and financial highlights of the BEA Strategic Global Fixed Income Fund, a portfolio of The RBB Fund, Inc., which report is included in the Annual Report to shareholders for the year ended August 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants and Counsel" in the Statement of Additional Information.





/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP



2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 13, 1998